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                                   EXHIBIT 11
                                   ----------

Environmental Power Corporation
Computation of Earnings Per Share
September 30, 2000

                                                                 Income                   Shares                Per Share
                                                               (Numerator)             (Denominator)             Amounts
                                                          ------------------      --------------------      ----------------
Three Months Ended September 30, 2000:
--------------------------------------
Income available to shareholders                                    $903,168                11,406,783                  $.08
Effect of dividends to preferred stockholders                         (1,250)
                                                          ------------------      --------------------      ----------------
Basic EPS - income available to common shareholders                  901,918                11,406,783                   .08
Effect of dilutive securities:
     Assumed exercise of dilutive stock options                                                  4,233
                                                          ------------------      --------------------      ----------------
Diluted EPS - income available to common shareholders               $901,918                11,411,016                  $.08
                                                          ==================      ====================      ================

Three Months Ended September 30, 1999:
--------------------------------------
Income available to shareholders                                    $767,724                11,406,783                  $.07
Effect of dividends to preferred stockholders                         (1,250)
                                                          ------------------      --------------------      ----------------
Basic EPS - income available to common shareholders                  766,474                11,406,783                   .07
Effect of dilutive securities:
     Assumed exercise of dilutive stock options                                                  1,060
                                                          ------------------      --------------------      ----------------
Diluted EPS - income available to common shareholders               $766,474                11,407,843                  $.07
                                                          ==================      ====================      ================
Nine months Ended September 30, 2000:
-------------------------------------
Income available to shareholders                                  $2,032,140                11,406,783                $.18
Effect of dividends to preferred stockholders                         (3,750)
                                                          ------------------      --------------------     ---------------
Basic EPS - income available to common shareholders                2,028,390                11,406,783                 .18
Effect of dilutive securities:
     Assumed exercise of dilutive stock options                                                  1,954
                                                          ------------------      --------------------     ---------------
Diluted EPS - income available to common shareholders             $2,028,390                11,408,737                $.18
                                                          ==================      ====================     ===============

Nine Months Ended September 30, 1999:
-------------------------------------
Income available to shareholders                                  $  214,712                11,406,783                $.02
Effect of dividends to preferred stockholders                         (3,750)
                                                          ------------------      --------------------     ---------------
Basic EPS - income available to common shareholders                  210,962                11,406,783                 .02
Effect of dilutive securities:
     Assumed exercise of dilutive stock options                                                    391
                                                          ------------------      --------------------     ---------------
Diluted EPS - income available to common shareholders             $  210,962                11,407,174                $.02
                                                          ==================      ====================     ===============
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